                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

Date of Report (Date of earliest event reported):     January 10, 1997
                               (December 30, 1996)


Commission File Number                        0-11655

                              NTS-PROPERTIES IV
            (Exact name of registrant as specified in its charter)

         Kentucky                                  61-1026356
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

   10172 Linn Station Road
   Louisville, Kentucky                                40223
(Address of principal executive                     (Zip Code)
offices)

Registrant's telephone number,
including area code                                (502) 426-4800

                              Not Applicable
           Former name, former address and former fiscal year,
                       if changed since last report

Item 5.      Other Items


As was previously reported in the Form 8-K filed with the Commission on December 23, 1996, the Partnership has received notice that Philip Crosby Associates, Inc. (Crosby) does not intend to pay full rental due under its lease from and after January 1997. Crosby leases the majority of the space in University Business Center Phase II. The business center is owned by the Lakeshore/University II Joint Venture of which the Partnership has an 18% interest.

The Joint Venture will pursue legal resolution of this situation and will seek to place new tenants in the space as quickly as possible. At this time, the future leasing and tenant finish costs which will be required to obtain new tenants are unknown.

In order to conserve cash, the following actions will be taken by the Partnership. First, the repurchase of Partnership Units will be interrupted. Second, effective December 30, 1996, distributions will be suspended. These steps will be taken until it is clear that, in the general partner's opinion, the Partnership has the necessary cash reserves to meet future leasing and tenant finish costs and has rebuilt cash reserves to meet the ongoing needs of the Partnership.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   NTS-PROPERTIES IV
                                                     (Registrant)

                                           BY:   NTS-Properties Associates IV
                                                 BY: NTS Capital Corporation,
                                                       General Partner


                                                       /s/ John W. Hampton
                                                       John W. Hampton
                                                       Senior Vice President



Date:    January 10,1997